Exhibit 8.1



                                 March 14, 2006


To the Persons Named on
Schedule 1 Hereto

     Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 5(e) of that certain Certificate Purchase Agreement dated as of February 28, 2006 ("Certificate Purchase Agreement"), by and among Bank of America, N.A. ("Bank of America"), Banc of America Commercial Mortgage Inc. ("BACM"), Banc of America Securities LLC ("BAS") and Barclays Capital Inc. ("Barclays" and together with BAS, the "Initial Purchasers") and pursuant to Section 6 of that certain Underwriting Agreement dated as of February 28, 2006 (the "Underwriting Agreement"), by and among BACM, BAS, Barclays, SunTrust Capital Markets, Inc. ("SunTrust"), Credit Suisse Securities (USA) LLC ("Credit Suisse") and Goldman, Sachs & Co. ("Goldman Sachs" and together with Banc of America, Barclays, SunTrust and Credit Suisse, the "Underwriters"). We have acted as special counsel to BACM in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the "Certificates"), which consist of thirty classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class XC Certificates, the Class A-SBFL Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-TM Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SB Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates (collectively, the "Publicly Offered Certificates"); and
(iii) the sale by BACM to the Initial Purchasers of the Class XC Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class V Certificates and the Class R-TM Certificates (collectively, the "Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of March [ ], 2006 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as master servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee and REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinions set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement, dated February 28, 2006, relating to the Publicly Offered Certificates, the Private Placement Memorandum, dated [ ] [ ], 2006, relating to the Privately Offered Certificates (the "Private Placement Memorandum") and the Private Placement Memorandum dated [ ] [ ], 2006, relating to the Class R-TM Certificates (the "Class R-TM Private Placement Memorandum"), the specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed appropriate as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Pooling and Servicing Agreement and in certificates and oral or written statements and other information obtained from BACM, the Master Servicer, the Special Servicers, the Trustee, the REMIC Administrator, the Fiscal Agent, the Initial Purchasers, the Underwriters and others, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of BACM, the Master Servicer, the Special Servicers, the Trustee, the REMIC Administrator, the Fiscal Agent, the Initial Purchasers, the Underwriters and others in connection with the preparation and delivery of this letter.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming (i) that the elections required by Section 860D(b) of the Internal Revenue Code of 1986, as amended (the "Code"), are properly made, (ii) compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect as of the Closing Date (iii) compliance with all provisions of the KinderCare Portfolio Pooling Agreement and the Torre Mayor Pooling Agreement and continuing qualifications of the REMICs formed thereunder, and (iv) compliance with any subsequent changes in law, including any amendments to the Code or applicable Treasury Regulations thereunder, (a) REMIC I, REMIC II and the Torre Mayor Loan REMIC will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class XP Certificates, the Class XC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class Q Certificates and the Class A-SBFL Regular Interest will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests will constitute "regular interests" in REMIC I within the meaning of the Code; (d) the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I within the meaning of the Code; (e) the Torre Mayor Loan REMIC Regular Interest will constitute the "regular interest" in the Torre Mayor Loan REMIC within the meaning of the Code; (f) the Class R-TM Certificates will constitute the sole class of "residual interest" in the Torre Mayor Loan REMIC within the meaning of the Code; (g) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will represent undivided beneficial interests in such portion and (h) the portion of the Trust Fund consisting of the Class A-SBFL Regular Interest, the Class A-SBFL Swap Contract and the Class A-SBFL Floating Rate Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class A-SBFL Certificates will represent undivided beneficial interests in such portion.

            The foregoing opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the "Service") and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Service or the courts. We express no opinion as to any matters covered by this opinion of the laws of any jurisdiction other than the federal income tax laws of the United States of America. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts or in the documents on which this opinion is based, or an inaccuracy in any of the information upon which we have relied in rendering this opinion. Furthermore, this opinion is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This opinion is written in connection with the promotion or marketing by BACM, the Initial Purchasers and/or the Underwriters of the transactions or matters addressed in this letter. Taxpayers (other than BACM) should seek advice based on their particular circumstances from an independent tax advisor.

            We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Certificates from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. Nevertheless, you may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, and all materials of any kind (including this opinion letter and any other opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such U.S. federal, state and local tax treatment. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                       Very truly yours,

                                       /s/  CADWALADER, WICKERSHAM & TAFT LLP

                                                                      SCHEDULE 1

Banc of America Securities LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina  28255

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina  28255

Bank of America, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Barclays Capital Inc.
200 Park Avenue
New York, New York  10166

SunTrust Bank
303 Peachtree Street
Atlanta, Georgia  30308

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York  10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Standard and Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
90 Church Street
New York, New York  10007

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951